                                                                    EXHIBIT 3.56

                          CERTIFICATE OF INCORPORATION
                                       OF
                       INDIANA PSYCHIATRIC INSTITUTES, INC.

         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST:           The name of the corporation (hereinafter referred to
as the "Corporation") is INDIANA PSYCHIATRIC INSTITUTES, INC.

         SECOND:           The address, including street, number, city and
county of the registered office of the Corporation in the state of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, 19801, County of New Castle and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

         THIRD:            The nature of the business of the Corporation and the
purposes to be conducted or promoted by the Corporation are (i) to construct, acquire, lease, operate, manage, own and/or sell psychiatric hospitals and related facilities; and (ii) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:           The name and mailing address of the incorporator are
as follows:

              Name                              Mailing Address

              William J. Mutryn                 1920 L Street, N.W.
                                                Suite 500,
                                                Washington, D.C. 20036

         FIFTH:            The Corporation shall be authorized to issue Fifty
Thousand (50,000) shares of common stock, having a par value of One Cent ($0.01) per share and being voting stock.

         SIXTH:            Stockholders shall not have the pre-emptive right to
subscribe to any additional issues of stock or other securities or debt instruments of the Corporation.

         SEVENTH:          The number of directors of the Corporation shall  be
fixed by, or in the manner provided in, the Bylaws.

         EIGHTH:           The Corporation is to have perpetual existence.

         NINTH:            Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditor, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         TENTH:   For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders, or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The phrase "whole Board" or "total number of directors", or terms of like import, shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies.

                  2. After the original or other Bylaws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

         ELEVENTH:         Elections of directors need not be by written ballot
unless the Bylaws of the Corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provisions) outside the State of Delaware at such place or places as may be designated from time to time or at any time by the Board of Directors or in the Bylaws of the Corporation.

         TWELFTH:          The Corporation may, to the fullest extent permitted
by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         THIRTEENTH:       No contract or other transaction between the
Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable or in any way affected solely for this reason, or solely because the director or officer is present at, or participates in, the meeting of the Board of Directors, or committee thereof, which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  1. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors or the committee at which action upon any such contract or transaction shall be taken and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  2. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; and

                  3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders, as the case may be.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Any director, personally and individually, may be a party to, or may be interested in, any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract or transaction shall be taken and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting.

         This Article shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

         FOURTEENTH:       From time to time, or at any time, any of the
provisions of this Certificate of Incorporation may be amended, altered or repealed and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article.

         FIFTEENTH:        Directors of the Corporation shall not be personally
liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty except that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the General Corporation Law of the state of Delaware; or (iv) for any transaction from which a director derived an improper personal benefit.

         SIXTEENTH:        The stockholders shall not have the right to
cumulative voting.

         SEVENTEENTH:      The affirmative vote of fifty-one percent (51%) of
the shares entitled to vote on any matter shall be the act of the stockholders.

         The undersigned, being the incorporator of the Corporation, does hereby make, file and record this Certificate of Incorporation and does hereby certify that the facts herein stated are true.

Signed on October 20, 1989.

                                     /s/  William J Mutryn
                                          ------------------------------------
                                          William J Mutryn
                                          Incorporator

    STATE OF DELAWARE
    SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/13/1993
   930145040 - 2211192

                              ARTICLES OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                      INDIANA PSYCHIATRIC INSTITUTE, INC.

         Indiana Psychiatric Institutes, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:

         1. The Certificate of Incorporation of the Corporation, as originally filed on October 20, 1989, is hereby amended by deleting in its entirety Article Fifth and replacing Article Fifth with the following:

                  FIFTH:   The Corporation shall be authorized to issue Two
                  Hundred Thousand (200,000) shares of common stock, having a par value of One Cent .($.01) per share, end being voting stock.

         2. The Board of Directors of the Corporation on January 11, 1993, approved the amendment and directed that it be submitted to the stockholders for approval.

         3         The amendment described above was duly adopted by written
consent in lieu of a meeting by those stockholders of the Corporation holding not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted, dated January 11, 1993 in accordance with Section 228 (a) of the General Corporation Law of the State of Delaware.

         The Corporation has caused these Articles of Amendment to be signed by its President and attested to by its secretary this 11th day of January, 1993.

                                                /s/ George Chopivsky, Jr.
                                                    ---------------------------
                                                    George Chopivsky, Jr.
                                                    President

                                       Attest:  /s/ Bernard G. Barczak
                                                    ---------------------------
                                                    Bernard G. Barczak
                                                    Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 05/10/1993
                                                          931325123 - 2211192

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                      INDIANA PSYCHIATRIC INSTITUTES, INC.


         INDIANA PSYCHIATRIC INSTITUTES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         l. The Certificate of Incorporation of the Corporation, as originally filed on October 20, 1989 and as amended on January 13, 1993, is hereby amended by deleting in its entirety Article THIRTEENTH and replacing Article THIRTEENTH with the following:

                  THIRTEENTH: No contract or other transaction between the Corporation end one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable or in any way affected solely for this reason, or solely because the director or officer is present at, or participates in, the meeting of the Board of Directors, or committee thereof, which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                           1. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors or the committee at which action upon any such contract or transaction shall be taken and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                           2. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                           3. The contract or transaction it fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders, as the case may be.

                  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                  This Article shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

         2. The amendment described above were duly adopted by written consent in lieu of a meeting of the Board of Directors of the Corporation on April 7, 1993, and proposed to and adopted and approved by the Shareholders of the Corporation at their annual meeting on April 7, 1993.

         IN WITNESS WHEREOF, said INDIANA PSYCHIATRIC INSTITUTES, INC. has caused this Certificate of Amendment to be signed by its President and attested by its Secretary, this 7th day of April, 1993.

                                            INDIANA PSYCHIATRIC INSTITUTES, INC.

Attest:
 /s/ Bernard G. Barczak                      /s/ George Chopivsky, Jr.
    ---------------------------                  ------------------------------
By:   Bernard G. Barczak                     By:   George Chopivsky, Jr.
Its:  Secretary                              Its:  President